SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:
[ ] Preliminary Proxy Statement
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(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

	Orbit International Corp.

	(Name of Registrant as Specified In Its Charter)


	(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it
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previously.  Identify the previous filing by registration statement number,
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(4) Date Filed:

	ORBIT INTERNATIONAL CORP.
	80 Cabot Court
	Hauppauge, New York  11788


	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Orbit International Corp.:

The Annual Meeting of Stockholders of Orbit International Corp. (the "Company") will be held at the offices of the Company at 80 Cabot Court, Hauppauge, New York 11788, at 10:00 a.m., Eastern Daylight Savings Time, on July 9, 1999, for the following purposes:


1.	To elect the Board of Directors for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP as independent auditors and
accountants for the 				Company for the fiscal year ending December 31, 1999.

3.	To transact such other business as may properly come before the meeting.


All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 17, 1999, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 80 Cabot Court, Hauppauge, New York 11788.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

By Order of the Board of Directors


HARLAN SYLVAN
Secretary
Hauppauge, New York
May 31, 1999

	ORBIT INTERNATIONAL CORP.
	80 Cabot Court
	Hauppauge, New York 11788

	(516) 435-8300
______________________

	PROXY STATEMENT
______________________

The accompanying proxy is solicited by the Board of Directors of Orbit International Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Daylight Savings Time, on July 9, 1999, at the offices of the Company at 80 Cabot Court, Hauppauge, New York 11788, and any adjournment thereof.

	VOTING SECURITIES; PROXIES

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

One third of the outstanding shares of Common Stock, par value $.10 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all matters other than the election of directors, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for adoption of such matters.

The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual
Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not effect the outcome of the election of directors or the ratification of the appointment of the independent auditors. With respect to all other matters to be voted on by stockholders at the Annual Meeting, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.`

All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, and FOR the ratification of the appointment of Ernst & Young LLP and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

At the close of business on April 23, 1999, 6,077,593 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on May 17, 1999 are entitled to notice of, and to vote at, the meeting.

No Dissenter's Rights

        	Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to Proposal 2.

This proxy material is being mailed to stockholders commencing on or about May 31, 1999.


	PROPOSAL 1

	ELECTION OF DIRECTORS


The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is elected and qualified. The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at seven, and the number of current directors is six. Effective January 1, 1998, Nathan Greenberg resigned from the Board of Directors for personal reasons. Marc Pfefferle was appointed by
the remaining members of the Board of Directors to fill this vacancy.   The
Company has nominated Dennis Sunshine, Bruce Reissman, Mitchell Binder, John Molloy, Stanley Morris, and Marc Pfefferle, each a current Director for re-election to the Board of Directors and has decided not to fill the vacancy at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named in the accompanying proxy intend to vote for the election of the nominees listed herein as directors. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by the nominees.



Name of Nominee	Age		Position

Dennis Sunshine	52		President, Chief Executive Officer and Director

Bruce Reissman	49		Executive Vice President, Chief Operating Officer and
Director

Mitchell Binder	43		Vice President - Finance, Chief Financial Officer and
Director

John Molloy	69		Director

Stanley Morris	56		Director

Marc Pfefferle	42		Director


Biographical Information

Dennis Sunshine has been President and Chief Executive Officer of the Company since March 1995. He has held various positions with the Company since 1976, including Secretary and Vice President of Operations from April 1988 to
March 1995 and Director of Operations from June 1983 to April 1988. He has been a director of the Company since 1988.

Bruce Reissman has been Executive Vice President and Chief Operating Officer of the Company since March 1995. He has held various positions with the Company since 1975, including Vice President-Marketing from April 1988 to February 1995 and Director of Sales and Marketing from 1976 to April 1988. He has been a director of the Company since 1992.

Mitchell Binder has been Vice President-Finance of the Company since 1986 and Chief Financial Officer since 1983. He has held various positions with the Company since 1983, including Treasurer and Assistant Secretary from
1983 to March 1995.  He has been a director of the Company since 1985.

John Molloy has been a part-time consultant for Montgomery Associates, a consulting company for the defense industry since November 1991. Prior thereto he served as Vice President, Business Development of Ocean Technologies Inc., a defense electronics company, from September 1986 to October 1991. He has been a director of the Company since 1992.

Stanley Morris has been President of Rampart Brokerage Corporation ("Rampart"), an insurance agency since 1989. He has been a director of the Company since 1995.


Marc Pfefferle has been a Managing Director of the Carl Marks Consulting Group, Co. which specializes in enhancing growth and shareholder value in middle market companies. Mr. Pfefferle has been with the Carl Marks Consulting Group, Co. since 1992. Mr. Pfefferle also serves as a Board Advisor to Precision Combustion, Inc. and has served as an interim manager of The Wiz, Fabric Bonanza and Aerospace Supply. He has been a director of the Company since 1998.




Stockholder Vote Required

Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by Proxy at the meeting and entitled to vote on the election of directors.

The Board of Directors recommends a vote "FOR" the election of each of the nominees for election to the Board of Directors named above.

Committees of the Board - Board Meetings

The Board has established an audit, a compensation and a stock option committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report. The Company's Board of Directors held three meetings during the fiscal year ended December 31, 1998. All directors attended at least 75% of the meetings.

The Audit Committee of the Board of Directors currently consists of John Molloy, Stanley Morris and Marc Pfefferle. The Audit Committee held two meetings during the fiscal year ended December 31, 1998. Each year it recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries.
It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Controller to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding ethics and those regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing staffs as well as an evaluation of the performance of those staffs. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Controller to review any special situation arising in relation to any of the foregoing subjects.

The Compensation Committee of the Board of Directors currently consists of John Molloy, Stanley Morris and Marc Pfefferle. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998. This Committee makes recommendations to the Board of Directors as to the salaries of the President, sets the salaries of the other elected officers and reviews salaries of certain other senior executives. It grants incentive compensation to elected officers and other senior executives and reviews guidelines for the administration of the Company's incentive programs.
It also reviews and approves or makes recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.

The Stock Option Committee of the Board of Directors currently consists of Stanley Morris and John Molloy. The Stock Option Committee was formed on September 1, 1995 and held two meetings during the fiscal year ended
December 31, 1998. This Committee is responsible for administering the Company's stock option plans. Specifically, the Committee determines the persons to be granted options as well as the exercise price and term of such. The members of the Stock Option Committee are not eligible to participate in the stock option plans they administer.

The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors as a whole.

There are no family relationships among any of the directors or executive officers of the Company except that Bruce Reissman and Dennis Sunshine are brothers-in-law. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.


	Executive Officers of the Company

The names and ages of the executive officers of the Company as of April 30, 1999 and their positions with the Company are as follows:

Name		Age		Position

Dennis Sunshine		52		President, Chief Executive Officer and
Director

Bruce Reissman		49		Executive Vice President, Chief Operating
Officer and Director

Mitchell Binder		43		Vice President - Finance, Chief Financial
Officer and Director

Harlan Sylvan		48		Treasurer, Secretary and Controller

Set forth below is a brief biographical description of each executive officer:

Dennis Sunshine. See "Election of Directors."

Bruce Reissman.	See "Election of Directors."

Mitchell Binder.	See "Election of Directors."

Harlan Sylvan has been Treasurer and Secretary of the Company since March 1995 and Controller of the Company since 1987.

	EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 1998, 1997 and 1996, compensation paid by the Company to the Chief Executive Officer and to each other executive officer of the Company that received more than $100,000 in salary and bonus during the fiscal year ended December 31, 1998 including salary, bonuses, stock options and certain other compensation (each, a "Named Executive"):



ANNUAL COMPENSATION(1)





NAME AND
PRINCIPAL POSITION

YEAR

SALARY ($)

BONUS ($)

ALL OTHER
COMPENSATION($)
Dennis Sunshine,
1998
355,000
55,509
7,761(2)
President and Chief
1997
346,000
113,080
7,355(3)
  Executive Officer
1996
344,000
162,875
239,710(4) (5)





Bruce Reissman,
1998
355,000
39,200
7,122(2)
  Executive Vice President and
1997
346,000
64,070
6,753(3)
  Chief Operating Officer
1996
344,000
85,516
6,663(5)





Mitchell Binder,
1998
262,000
30,372
5,180(2)
  Vice President - Finance and
1997
255,000
50,976
4,878(3)
  Chief Financial Officer
1996
253,000
68,733
4,709(5)





Harlan Sylvan
1998
115,000
8,569
2,775(2)
  Treasurer, Secretary and
1997
109,000
8,240
2,677(3)
  Controller
1996
106,000
8,000
2,599(5)





(1)	The Company has no long-term incentive compensation plan other than its several stock option plans described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(2)	Includes $5,000, $5,000, $4,066 and $2,172 of matching contributions made by the Company pursuant to the Company's 401(k) Plan for each of Messrs. Sunshine, Reissman, Binder and Sylvan, respectively. Also includes the portion of the insurance premium attributable to the employee and paid by the Company under split dollar insurance policies maintained by the Company for the benefit of Messrs. Sunshine, Reissman, Binder and Sylvan in the amounts of $2,761, $2,122, $1,114 and $603, respectively.

(3)	Includes $4,750, $4,750, $3,807 and $2,108 of matching contributions made by the Company pursuant to the Company's 401(k) Plan for each of Messrs. Sunshine, Reissman, Binder and Sylvan, respectively. Also includes the portion of the insurance premium attributable to the employee and paid by the Company under split dollar insurance policies maintained by the Company for the benefit of Messrs. Sunshine, Reissman, Binder and Sylvan in the amounts of $2,605, $2,003, $1,071 and $569, respectively.

(4)	Includes the fair market value of 300,000 shares of Common Stock which the Company issued to Mr. Sunshine in 1996 less the $.10 per share paid for such shares. See "Employment Agreements".

(5)	Includes $4,750, $4,750, $3,800 and $2,055 of matching contributions made by the Company pursuant to the Company's 401(k) Plan for each of Messrs. Sunshine, Reissman, Binder and Sylvan, respectively. Also includes the portion of the insurance premium attributable to the employee and paid by the Company under split dollar insurance policies maintained by the Company for the benefit of Messrs. Sunshine, Reissman, Binder and Sylvan in the amounts of $2,468, $1,913, $909 and $544, respectively.

The following table sets forth certain information concerning options granted to the Named Executives during the fiscal year ended December 31, 1998.

Option Grants in Last Fiscal Year


Individual Grants







Name

Number of
Securities
Underlying
Options Granted(1)

Percent of
Total Options
Granted to
Employees in Fiscal
Year

Exercise or
Base Price
($/Share)

Expiration
Date

Potential Realizable Value at
Assumed
Annual Rates of
Stock
Price Appreciation
for
Option Term
	5% ($)               10% ($)


Dennis Sunshine(2)

0

 0

-

	-

      --

      --

Bruce Reissman(2)

0

0

-

	-

      --

      --

Mitchell Binder(2)

0

0

-

	-

      --

      --

Harlan Sylvan (2)

0

0

-

	-

      --

      --



(1)	All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.
(2)	In July 1998, the Messrs. Sunshine, Reissman, Binder and Sylvan
surrendered 35,000, 35,000, 20,000 and 10,000 options, respectively, granted to them in December 1997.


AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 1998 by the Named Executives.
No options were exercised by any of the Named Executives during the fiscal year ended December 31, 1998.





	Number of Securities
	Underlying Unexercised
	Options at Fiscal Year End


	Value of Unexercised
	In-the-Money Options
	at Fiscal Year End


      Name

Exercisable

Unexercisable

Exercisable

Unexercisable

Dennis Sunshine

275,000

0

$77,000

$0

Bruce Reissman

260,000

0

$73,000

$0

Mitchell Binder

200,000

0

$67,000

$0

Harlan Sylvan

50,000

0

$25,000

$0




	EMPLOYMENT AGREEMENTS

Dennis Sunshine has entered into an amended and restated employment agreement with the Company which commenced in February 1999 (the "Current Sunshine Employment Agreement"). Under the terms of Mr. Sunshine's previous employment agreement (the "Previous Sunshine Employment Agreement"), Mr. Sunshine was entitled to receive an annual base salary of $340,000 and a bonus equal to 4.00% of the Company's pre-tax earnings. Under the terms of the Current Sunshine Employment Agreement, Mr. Sunshine is entitled to receive an annual base salary of $290,000 and a bonus equal to 4.00% of the Company's pre-tax earnings between $500,000 and $1,000,000; 5.00% of the Company's pre-tax earnings between $1,000,001 and $2,000,000; 6.0% of the Company's pre-tax earnings between $2,000,001 and $3,000,000; and 7.5% of the Company's pre-tax earnings in excess of $3,000,001. The Current Sunshine Employment Agreement provides that the employment of Mr. Sunshine may be terminated by the Company for "cause." "Cause" is defined as (i) willful and repeated failure by Mr. Sunshine to perform his duties under the Current Sunshine Employment Agreement, which failure is not remedied within 30 days after written notice from the Company; (ii) conviction of Mr. Sunshine for a felony; (iii) Mr. Sunshine's dishonesty or willfully engaging in conduct that is demonstrably and materially injurious to the Company or (iv) willful violation by Mr. Sunshine of any provision of the Current Sunshine Employment Agreement which violation is not remedied within 30 days after written notice from the Company. The Current Sunshine Employment Agreement may also be terminated by the Company on not less than three years' prior notice.

The Current Sunshine Employment Agreement contains a provision prohibiting Mr. Sunshine from competing with the Company for a one year period following
termination of his employment.   The Previous Sunshine Employment Agreement
also provided for the purchase by Mr. Sunshine of 300,000 shares of Common Stock at $.10 per share. Such shares are subject to vesting over a period of three years which commenced on April 1,1997.

Bruce Reissman has entered into an amended and restated employment agreement with the Company which commenced in February 1999. Under the terms of Mr. Reissman's previous employment agreement, Mr. Reissman was entitled to receive an annual base salary of $340,000 and a bonus equal to 1.77% of the first $5,000,000 of the Company's pre-tax earnings and 2.65% of any additional pre-tax earnings. Under the terms of Mr. Reissman's current employment agreement (the "Reissman Employment Agreement"), Mr. Reissman is entitled to receive an annual base salary of $240,000 and a bonus equal to 2.40% of the Company's pre-tax earnings between $500,000 and $1,000,000; 3.00% of the Company's pre-tax earnings between $1,000,001 and $2,000,000; 3.6% of the Company's pre-tax earnings between $2,000,001 and $3,000,000; and 4.5% of the Company's pre-tax earnings in excess of $3,000,001.
 The Reissman Employment Agreement provides that the employment of Mr. Reissman may be terminated by the Company for "cause" (as defined above).
The agreement may also be terminated by the Company on not less than three years' prior notice.

Mitchell Binder has entered into an amended and restated employment agreement with the Company which commenced in February 1999. Under the terms of Mr. Binder's previous employment agreement, Mr. Binder was entitled to receive an annual base salary of $255,000 and a bonus equal to 1.46% of the first $5,000,000 of the Company's pre-tax earnings and 2.20% of any additional pre-tax earnings. Under the terms of Mr. Binder's current employment agreement (the "Binder Employment Agreement"), Mr. Binder is entitled to receive an annual base salary of $218,000 and a bonus equal to 1.60% of the Company's pre-tax earnings between $500,000 and $1,000,000; 2.00% of the Company's pre-tax earnings between $1,000,001 and $2,000,000; 2.4% of the Company's pre-tax earnings between $2,000,001 and $3,000,000; and 3.0% of the Company's pre-tax earnings in excess of $3,000,001. The Binder Employment Agreement provides that the employment of Mr. Binder may be terminated by the Company for "cause" (as defined above). The agreement may also be terminated by the Company on not less than three years' prior notice.

Each of the Current Sunshine Employment Agreement, the Reissman Employment Agreement and the Binder Employment Agreement (the "Employment Agreements") supersede employment agreements previously entered into with the Company. The Employment Agreements provide that the employee is entitled to receive benefits offered to the Company's employees generally. The Employment Agreements also provide for termination by the employee on not less than six months' prior notice or upon a "change of control" (as defined in the Employment Agreements). If the employee terminates his employment in connection with a change in control of the Company, then the employee shall be entitled to receive, as termination pay, the maximum amount that can be paid without any portion thereof constituting an "excess parachute payment" as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.


	COMPENSATION OF DIRECTORS

Directors of the Company who are not employed by the Company receive directors fees of $3,750 per quarter. Employee directors are not compensated for services as a director. All directors are reimbursed for expenses incurred on behalf of the Company. In December 1995, the stockholders approved the Company's 1995 Stock Option Plan for Non-Employee Directors pursuant to which non-employee Directors will be entitled to receive annual grants of options to purchase Common Stock.


	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee consists of Stanley Morris, John Molloy and Marc Pfefferle, each of whom is a non-employee member of the Company's Board of Directors.





	COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The Compensation Committee of the Board of Directors is responsible for determining the compensation of executive officers of the Company, other than compensation awarded pursuant to the Company's Plans which is administered by the Stock Option Committee of the Board of Directors. Messrs. Morris, Molloy and Pfefferle comprise the Compensation Committee.

The Stock Option Committee is responsible for granting and setting the terms of stock options under the Company's 1995 Employee Stock Option Plan. Messrs. Morris and Molloy serve on the Stock Option Committee.

General Policies Regarding Compensation of Executive Officers

The Company's executive compensation policies are intended (1) to attract and retain high quality managerial and executive talent and to motivate these individuals to maximize shareholder returns, (2) to afford appropriate incentives for executives to produce sustained superior performance, and
(3) to reward executives for superior individual contributions to the achievement of the Company's business objectives. The Company's compensation structure consists of base salary, annual cash bonuses and stock options. Together these components link each executive's compensation directly to individual and Company performance.

Salary. Base salary levels reflect individual positions, responsibilities, experience, leadership, and potential contribution to the success of the Company. Actual salaries vary based on the Compensation Committee's subject assessment of the individual executive's performance and the Company's performance.

Bonuses. Executive officers are eligible to receive cash bonuses based on the Compensation Committee's subject assessment of the respective executive's individual performance and the performance of the Company. In its evaluation of executive officers and the determination of incentive bonuses, the Compensation Committee does not assign quantitative relative weights to different factors and follow mathematical formula. Rather, the Compensation Committee makes its determination in each case after considering the factors it deems relevant, which may include consequences for performance that is below expectations.

Stock Options. Stock options, which are granted at the fair market value of the Common Stock on the date of grant, are currently the Company's sole long term compensation vehicle. The stock options are intended to provide employees with sufficient incentive to manage from the perspective of an owner with an equity stake in the business.

In determining the size of individual options grants, the Stock Option Committee considers the aggregate number of shares available for grant, the number of individuals to be considered for an award of stock options, and the range of potential compensation levels that the option awards may yield. The number and timing of stock option grants to executive officers are decided by the Stock Option Committee based on its subjective assessment of the performance of each grantee. In determining the size and timing of option grants, the Stock Option Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the circumstances then prevailing. While an ancillary goal of the Stock Option Committee in awarding stock options is to increase the stock ownership of the Company's management, the Stock Option Committee does not, when determining the amount of stock options to award, consider the amount of stock already owned by an officer. The Stock Option Committee believes that to do so could have the effect of inappropriately or inequitably penalizing or rewarding executives based upon their personal decisions as to stock ownership and option exercises.

In 1993, the Internal Revenue Code was amended to limit the deductibility of compensation paid to certain executives in excess of $1 million.
Compensation not subject to the limitation includes certain compensation payable solely because an executive attains performance goals ("performance-based compensation"). Stock options granted under the 1995 Employee Stock Option Plan did not qualify as performance-based compensation. The Company's compensation deduction for a particular executive's total compensation, including compensation realized from the exercise of stock options, will be limited to $1 million. The Compensation Committee believes that the compensation paid by the Company in fiscal 1998 will not result in any material loss of tax deductions for the Company.

Surrender of Previously Granted Options

In December 1997, the Compensation Committee awarded to Messrs. Sunshine, Reissman, Binder and Sylvan 35,000, 35,000, 20,000 and 10,000 stock options, respectively in recognition of an effort leading to an anticipated award of a long term project utilizing the Company's products in a trading floor environment. In August 1998, when it became apparent to management that the project was not as imminent as expected, Messrs. Sunshine, Reissman, Binder and
Sylvan requested that such options be canceled.   The Compensation Committee
then canceled the options and returned them to the pool of options available for grant under the 1995 Stock Option Plan.

Steps Taken During First Quarter 1999

Recognizing that the Company is currently operating in a difficult environment for defense contractors, the Company, upon the recommendation of the Compensation Committee, took a number of precautionary steps in the first quarter of 1999 which, the Company believes, will allow it to mitigate the reduction in profit due to an anticipated reduction in revenues.


Dennis Sunshine, the President and Chief Executive Officer, Bruce Reissman, the Executive Vice President and Chief Operating Officer, and Mitchell Binder, the Vice President - Finance and Chief Financial Officer, each agreed to (a) a salary reduction, and (b) a reformulation of the bonus provisions in their respective Employment Agreements which eliminates any bonus award if the Company's pre-tax earnings fall below a certain level and rewards the executive on an escalating basis as the Company's pre-tax earnings increase, and (c) a surrender of stock options granted to them in December 1997. The respective Employment Agreements of such executives were amended and restated in February 1999 to reflect such changes. The executives agreed with the Compensation Committee that the steps taken not only were prudent but also served as an example to the Company's remaining employees.

Compensation of the Chief Executive Officer

Mr. Sunshine's base salary and bonus for the fiscal year ended December 31, 1998 was determined by the terms of the Previous Sunshine Employment
Agreement which was entered into in April 1996 and is described elsewhere in this proxy statement. Mr. Sunshine was not granted any options during the fiscal year ended December 31, 1998 and, as described above, surrendered the options granted to him in December 1997. The Compensation Committee believes that Mr. Sunshine's base salary level and bonus formula as set forth in both the Previous Sunshine Employment Agreement and the Current Sunshine
Employment Agreement fairly reflect the outstanding contributions Mr.
Sunshine has made to the Company's growth and financial position as well as Mr. Sunshine's commitment to the continued financial success of the Company. During 1998, Mr. Sunshine was instrumental in the expansion of the Company's products into strategic commercial markets and the implementation of significant cost cutting measures to improve profitability. The Company believes that each of the foregoing events helped to stabilize and improve the Company's financial condition.


Compensation Committee			Stock Option Committee

Stanley Morris					Stanley Morris
John Molloy					John Molloy
Marc Pfefferle


	PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Stock Market-U.S. Index and a peer group of comparable companies (the "Peer Group") selected by the Company over the same period (assuming the investment of $100 in the Common Stock, the NASDAQ Stock Market-U.S. and the Peer Group on June 30, 1993, and the reinvestment of all dividends).


	COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
	AMONG ORBIT INTERNATIONAL, THE NASDAQ
	STOCK MARKET-US INDEX AND A PEER GROUP
	(in dollars)


	Orbit
	                                International             Peer
	                                                                 Corp.

Group             NASDAQ

6/93							100		    100		100
12/93							79		    107		111
12/94							30		    84		108
12/95							15		    104		153
12/96							37		    140		188
12/97							54		    136		230
12/98							26		    169		325

* $100 invested on 6/30/93 in stock or index -- including reinvestment of dividends. [Fiscal year ending June 30 through June 30, 1994.] Thereafter, fiscal years presented are December 31.

The Peer Group is comprised of six companies in the defense electronics industry - Aeroflex Inc., NAI Technologies Inc., Miltope Group Inc., Megadata Corp., La Barge, Inc. and Astrosystems, Inc. Such companies were chosen for the Peer Group because they have similar market capitalizations to the Company and because they represent the line of business in which the Company is engaged. Each of the six Peer Group issuers is weighted according to its respective market capitalization.

	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is stock ownership information as of April 14, 1999 as to each person who owns, or is known by the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), more than 5% of the Company Common Stock, and the number of shares of Common Stock owned by its directors, by all persons named in the Summary
Compensation Table and by all officers and directors as a group.

Name and Address of	Amount and Name of
Beneficial Owner	Beneficial Ownership(1)	Percent of Class

Dennis Sunshine
c/o 80 Cabot Court
Hauppauge, New York	1,270,138(2)	19.99%

Bruce Reissman
c/o 80 Cabot Court
Hauppauge, New York	953,614(3)	15.05%

Parsow Partnership, Ltd.
2222 Skyline Drive
Elkhorn, Nebraska	370,000	6.09%

Mitchell Binder
c/o 80 Cabot Court
Hauppauge, New York	220,000(4)	3.51%

Harlan Sylvan
c/o 80 Cabot Court
Hauppauge, New York	53,000(5)	*

John Molloy
1815 Paliament Road
Leucadia, California	10,000(6)	*

Stanley Morris
2470 Cove Court
Bellmore, New York 	13,000(6)	*

Marc Pfefferle
135 East 57th Street
New York, New York	5,000(7)	*

All officers and directors
as a group
(7 persons)(2)(3)(4)(5)(6)(7)	2,524,572	36.68%



(1)	Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such persons.

(2)	Includes 690,614 shares held by Mr. Sunshine's wife and 3,000 shares held in her IRA.  Also includes options to purchase 275,000 shares of Common Stock.

(3)	Includes options to purchase 260,000 shares of Common Stock.

(4)	Includes options to purchase 200,000 shares of Common Stock.

(5)	Includes options to purchase 50,000 shares of Common Stock.

(6)	Includes options to purchase 7,000 shares of Common Stock.

 (7)	Includes options to purchase 5,000 shares of Common Stock.


*	Less than one percent.

	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 1982, the Company loaned $200,000 to Bruce Reissman, for the purchase of a residence in connection with his relocation to California to manage the Company's California operations and sales and marketing activities. The loan, which is collateralized by a mortgage on his residence, is non-interest bearing and repayable at the rate of $6,000 annually. This loan, which had a balance of $114,000 at December 31, 1997, was paid off in full by Mr. Reissman during the fiscal year ended December 31, 1998.

All of the Company's insurance policies are either underwritten by or placed by Rampart Brokerage Corporation ("Rampart"), a Company for which Stanley Morris, a director of the Company, serves as President. Rampart underwrites various insurance policies for the Company (including property and liability coverages). In addition, through a wholly-owned subsidiary, Rampart places the Company's life insurance and health insurance. For the property and liability coverages, Rampart pays, on the Company's behalf, the premiums owing with respect to such policies, directly to the insurance carriers. The Company pays the premiums on its life and health insurance policies directly to the relevant insurance carriers. The Company does not pay to Rampart any commissions or other fees for placing these policies. Rampart receives any such commissions directly from the respective insurance carriers. The Company believes it obtains insurance on terms no less favorable than it could obtain from a third party.

	PROPOSAL 2

	INDEPENDENT ACCOUNTANTS

Ratification of Appointment of Auditors

The firm of Ernst & Young LLP, independent auditors, has audited the books and records of the Company for the previous fiscal year. Accordingly, the Board of Directors recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the books and accounts of the Company for the current fiscal year.

Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the appointment of this firm, the appointment of another firm of independent certified public accountants will be considered by the Board of Directors.

The Board of Directors deem the ratification of the appointment of Ernst & Young LLP as the auditors for the Company to be in the Company's best interest and recommends a vote "FOR" such ratification.




	COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common
Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.


	STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's at its offices at 80 Cabot Court, Hauppauge, New York 11788 no later than January 21, 2000, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.


	OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, ORBIT INTERNATIONAL CORP., 80 CABOT COURT, HAUPPAUGE, NEW YORK 11788.







	ORBIT INTERNATIONAL CORPORATION
	Annual Meeting of Stockholders -July  9, 1999
	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned stockholder in Orbit International Corporation ("Corporation") hereby constitutes and appoints Dennis Sunshine, Bruce Reissman, and Mitchell Binder, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company at 80 Cabot Court, Hauppauge, New York 11788, at 10:00 a.m., Eastern Daylight Savings Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual
Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE.


	(Continued and to be signed and dated on the other side)

	The Directors recommend a vote FOR Proposal 1


   ? Please mark
your votes
as this
example


   COMMON


1.	Election of Directors			FOR All nominees		WITHHOLD AUTHORITY
listed (except as marked		to vote for all
to the contrary, see 		nominees listed
instruction below)		at left


Dennis Sunshine, Bruce Reissman,
Mitchell Binder, John Molloy,		?		?
Stanley Morris and Marc Pfefferle

INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.


	The Directors recommend a vote FOR Proposal 2

2.	Proposal to ratify Ernst & Young LLP
as independent auditors. 			For	                              Against	Abstain


?	               ?		?



The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Dated	, 1999

Signature(s)

Signatures

Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.






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